EXHIBIT 8.1

August 19, 2005

Wachovia Education Loan Funding LLC

One Wachovia Center

301 South College Street, Suite F

Charlotte, North Carolina 28288-5578

Re:

Wachovia Education Loan Funding LLC

Registration Statement on Form S-3

File No. 333-125821

Gentlemen:

We have acted as special counsel to Wachovia Education Loan Funding LLC (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more trusts of Student Loan-Backed Certificates (the "Certificates") and Student Loan-Backed Notes (the "Notes" and together with the Certificates, the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities is to be issued under and pursuant to the terms of a separate indenture, among an issuer (a “Trust”), an eligible lender trustee and an indenture trustee (the "Trustee"), or short form trust agreement and amended and restated trust agreement, each among the Company, an eligible lender trustee and the Trustee, and master servicing agreement, among the Company, a Trust, an administrator, an eligible lender trustee, a master servicer and the Trustee, (each, an "Agreement") to be identified in the prospectus supplement for each Series of Securities.

As such counsel, we have examined copies of the Certificate of Formation and limited liability company agreement of the Company, the Registration Statement, the base Prospectus and form of Prospectus Supplement included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the statements set forth in the Prospectus Supplement under the heading "U.S. Federal Income Tax Consequences"  and in the base Prospectus under the heading "U.S. Federal Income Tax Consequences" and "Federal Tax Consequences for Trusts in Which All Certificates Are Retained by The Originators, The Sponsor, The Depositor or a Third Party Originator," to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to this firm in the Prospectus and the related Prospectus Supplement which forms a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ McKee Nelson LLP

McKee Nelson LLP